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                                                                  EXHIBIT 4.11.3


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                         CONCENTRIC NETWORK CORPORATION

                                     Issuer

                                       and

                              NM ACQUISITION CORP.

                  (to be the successor by merger to the Issuer)

                                       and

                    CHASE MANAHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION

                                     Trustee

                    ----------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of June 15, 2000

                                    Amending

                                    INDENTURE

                          Dated as of December 18, 1997

                    ----------------------------------------

                                  $150,000,000

                          12 3/4% Senior Notes Due 2007

================================================================================

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         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 15, 2000 (herein called the "Supplement"), is by and among CONCENTRIC NETWORK CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Concentric" or the "Issuer"), having its principal office at 1400 Parkmoor Avenue, San Jose, CA 95126, NM ACQUISITION CORP. (to be known, following the Merger (as defined below), as NEXTLINK Communications, Inc.), a corporation organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 1505 Farm Credit Drive, McLean, VA 22102, and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (herein called the "Trustee").

                                    RECITALS

         WHEREAS, pursuant to the terms of the Indenture, dated as of December 18, 1997 (the "Original Indenture") (as supplemented by the First Supplemental Indenture, dated as of even date herewith (the "First Supplemental Indenture"), herein called the "Indenture"), between Concentric and the Trustee, $150,000,000 principal amount of 12 3/4% Senior Notes due 2007 (herein called the "Securities") were issued; and

         WHEREAS, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric, NEXTLINK Communications, Inc., a corporation organized and existing under the laws of the State of Delaware ("NEXTLINK"), Eagle River Investments, L.L.C., a Washington limited liability company, Craig
O. McCaw and the Company, NEXTLINK will be merged with and into the Company (at which time the Company will change its name to "NEXTLINK Communications, Inc.") and, immediately thereafter, Concentric will be merged with and into the Company, in each case with the Company as the surviving corporation (the "Merger"); and

         WHEREAS, the First Supplemental Indenture and this Supplement will become effective upon consummation of the Merger; and

         WHEREAS, pursuant and subject to the provisions of Sections 801 and 901 of the Original Indenture and assuming the requirements of such Sections are satisfied, Concentric is permitted, without the consent of the Holders of the Securities, to merge with and into the Company through a merger transaction in which Concentric is not the surviving corporation, provided that the Company, as the surviving Company in the Merger, assumes, by execution of a supplemental indenture, all of the obligations of Concentric under the Securities, the Indenture, the Escrow Agreement (as defined in the Original Indenture) and the Registration Rights Agreement (as defined in the Original Indenture);

         WHEREAS, pursuant to the provisions of Section 801 the Company wishes by this Supplement to evidence its succession to Concentric and its assumption, upon consummation of the Merger, of the obligations of Concentric under the Securities, the Indenture, the Escrow Agreement and the Registration Rights Agreement; and

         WHEREAS, all things necessary to make this Supplement, when executed and delivered by the Trustee, the valid agreement of the Company in accordance with its terms have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:


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         SECTION 101. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the respective meanings ascribed thereto in Article One of the Indenture.

         SECTION 102. Representations of the Company. The Company hereby represents and warrants to the Trustee that as of the date hereof:

         (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

         (b) No Default or Event of Default will result from the Merger or the execution and delivery of this Supplement.

         SECTION 103. Assumption of Obligations. The Company hereby assumes, upon consummation of the Merger, all of the obligations of Concentric under the Securities, the Indenture, the Escrow Agreement and the Registration Rights Agreement (to the extent that any obligations of Concentric remain under such agreement).

         SECTION 104. Construction with Original Indenture. All of the covenants, agreements and provisions of this Supplement shall be deemed to be and construed as part of the Indenture and VICE VERSA to the same extent as if fully set forth verbatim therein and herein and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Supplement, the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

         SECTION 105. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture or this Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplement as so modified or to be excluded, as the case may be.

         SECTION 106. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 107. Separability Clause. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 108. Benefits of Supplement and Indenture. Nothing in this Supplement or the Indenture or in the Securities, the Escrow Agreement or the Registration Rights Agreement, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplement or the Indenture. Neither this Supplement nor the Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Company or any of its Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Supplement or the Indenture.


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         SECTION 109. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 110. No Recourse Against Others. A director, member, managing member officer, employee, stockholder or incorporator, as such, of the Issuer or the Company shall not have any liability for any obligations of the Company under this Supplement or for any claim based on, in respect or by reason of such obligations or their creation.

         SECTION 111. Duplicate Originals. All parties may sign any number of copies or counterparts of this Supplement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                            [Signature pages follow]


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         SECTION 112. Effectiveness. This Supplement shall become effective upon consummation of the Merger and otherwise in accordance with the provisions of Article Nine of the Original Indenture., and shall be of no force and effect if the Merger is not consummated by the End Date (as defined in the Merger Agreement).

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

                                       CONCENTRIC NETWORK CORPORATION

                                       By: /s/ Henry R. Nothhaft
                                          --------------------------------
                                             Name: Henry R. Nothhaft
                                             Title: Chairman, President and CEO

Attest:

 /s/ Peter J. Bergeron
-----------------------------
Name: Peter J. Bergeron
Title: Corporate Secretary

                                       NM ACQUISITION CORP.

                                       By: /s/ Gary D. Begeman
                                          --------------------------------------
                                           Name: Gary D. Begeman
                                           Title: Vice President

Attest:

/s/ Richard Montfort
-----------------------------
Name: Richard Montfort
Title: Assistant Secretary

                                       CHASE MANHATTAN BANK AND
                                       TRUST COMPANY, NATIONAL
                                       ASSOCIATION, Trustee

                                       By: /s/ Cecil D. Bobey
                                          --------------------------------------
                                               Name: Cecil D. Bobey
                                               Title: AVP
Attest:

N/A
-----------------------------
Name:
Title:

                [Signature page to Second Supplemental Indenture]


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STATE OF CALIFORNIA)

                    )ss.:

COUNTY OF SANTA CLARA)

         On the 15th day of June, 2000, before me personally came Henry Nothhaft, to me known, who, being by me duly sworn, did depose and say that he is the Chairman, President and CEO of Concentric Network Corporation, a Delaware corporation, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he executed the same by authority of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Teresa F. Foye
                                       ----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       California, residing at Santa Clara
                                                               ----------------
                                       My appointment expires 1-11-02
                                                             ------------------
                                       Print Name Teresa F. Foye
                                                 ------------------------------

STATE OF VIRGINIA     )

                      )ss.:

COUNTY OF FAIRFAX          )

         On the 15th day of June, 2000, before me personally came Gary D. Begeman, to me known, who, being by me duly sworn, did depose and say that he/she is the Vice President of NM Acquisition Corp., a Delaware corporation, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he executed the same by authority of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Cathryn O. Lowe
                                       ----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Virginia, residing at Fairfax, VA
                                                             ------------------
                                       My appointment expires 08-31-04
                                                             ------------------
                                       Print Name Cathryn O. Lowe
                                                  -----------------------------

                [Signature page to Second Supplemental Indenture]